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                                                                   EXHIBIT 10.29

                         LIBERTY GROUP PUBLISHING, INC.

             $89,000,000 11 5/8% Senior Discount Debentures due 2009

                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of December 13, 2001

                                       to

                                    INDENTURE

                          Dated as of January 27, 1998

                  State Street Bank and Trust Company, Trustee

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            FIRST SUPPLEMENTAL INDENTURE, dated as of December 13, 2001, between
Liberty Group Publishing, Inc., a Delaware corporation (the "Company") and State Street Bank and Trust Company, a Massachusetts trust company, as Trustee (the "Trustee").

            WHEREAS, the Company and the Trustee executed an Indenture, dated as of January 27, 1998 (the "Indenture"), in respect of $89,000,000 aggregate principal amount of 11 5/8% Senior Discount Debentures due 2009;

            WHEREAS, for all purposes of this First Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this First Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture;

            WHEREAS, Section 902 of the Indenture permits the Company and the Trustee, with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Debentures, to amend or supplement the Indenture or modify the rights of the Holders as hereinafter provided;

            WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized.

            NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other party and for the equal and ratable benefit of the Holders of the Debentures, as follows:

                                    ARTICLE I

                                   AMENDMENTS

      Section 1.1 Amendments to Indenture. The Indenture is hereby amended as follows:

            (a) The definition of "Permitted Indebtedness" in section 101 of the Indenture is hereby amended by (i) deleting the word "and" at the end of clause (e) thereof, (ii) deleting the period at the end of clause (f) thereof and substituting a semicolon therefor and (iii) adding thereto new clauses (g) and (h) reading in their entirety as follows:

                  (g) the Company may incur Indebtedness issued in lieu of the payment of interest on any Debentures and/or on any Indebtedness permitted by this clause (g) and Indebtedness the net proceeds from the issuance and sale of which are used substantially concurrently to pay interest on the Debentures and/or on any Indebtedness permitted by this clause (g); and

                  (h) the Company may incur Indebtedness consisting of increases in the accreted value of any Refinancing Indebtedness with respect to the Debentures that is issued at a discount.

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            (b) The definition of "Permitted Lien" in Section 101 of the
      Indenture is hereby amended by (i) deleting the word "and" at the end of clause (o) thereof and (ii) deleting the period at the end of clause (p) thereof and substituting therefor the following:

            "; and (q) Liens securing Indebtedness permitted by clause (g) of the definition of Permitted Indebtedness.

            (c) Section 1001 of the Indenture is hereby amended by inserting the following sentence at the end thereof:

            Anything in this Indenture or in the Debentures to the contrary notwithstanding, in the event that any Holder shall enter into a written agreement with the Company pursuant to which such Holder agrees to accept consideration other than cash in lieu of the payment of cash interest otherwise payable on Debentures held by such Holder on the record date in respect of the next Interest Payment Date and a copy of such agreement is filed with the Trustee, the following provisions shall apply:

                  (a) To the extent provided in such agreement filed with the
            Trustee, cash interest on the Debentures held by such Holder need not be paid by the Company on such next Interest Payment Date; and

                  (b) For all purposes of this Indenture (other than the
            provisions of the preceding clause (a)) and the Debentures, the cash interest not required to be paid on such next Interest Payment Date pursuant to the preceding clause (a) shall be deemed to have been fully paid as and when due.

            (d) Section 1012 of the Indenture is hereby amended by deleting the period at end thereof and substituting therefor the following:

            ; and provided, further, that clause (2) of this sentence shall not apply to (a) any transaction involving the incurrence of Indebtedness permitted by clause (g) of the definition of Permitted Indebtedness, (b) any transaction pursuant to which an Affiliate agrees to accept non-cash consideration in lieu of the payment of cash interest on any Debentures and/or on any Indebtedness permitted by clause (g) of the definition of Permitted Indebtedness, or (c) any exchange of Debentures for securities of the Company that constitute (i) Refinancing Indebtedness on which the required cash interest payments to the stated maturity thereof do not exceed the cash interest payments to the Stated Maturity on the Debentures Refinanced by such Refinancing


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            Indebtedness or (ii) Capital Stock (other than, except as permitted by the preceding clause (i), Disqualified Capital Stock).

                            MISCELLANEOUS PROVISIONS

      Section 2.1. Indenture. Except as amended hereby, the Indenture and the Debentures are in all respects ratified and confirmed and all their terms shall remain in full force and effect.

      Section 2.2. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      Section 2.3. Successors. All agreements of the Company in this First Supplemental Indenture shall bind its successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

      Section 2.4. Multiple Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

      Section 2.5. Effectiveness and Operativeness. The provisions of this First Supplemental Indenture shall become effective immediately upon the execution and delivery by the Trustee of this First Supplemental Indenture. However, the amendments provided for in Section 1.1 of this First Supplemental Indenture shall only become operative at such time as the Company delivers an Officers' Certificate to the Trustee stating that the operativeness of such amendments does not violate the Credit Agreement.

      Section 2.6. Trustee's Disclaimer. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

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                                   SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.

                                        LIBERTY GROUP PUBLISHING, INC.

                                        By:
                                           -------------------------------------
                                           Name:  Kenneth L. Serota
                                           Title: President and Chief
                                                  Executive Officer

                                        STATE STREET BANK AND TRUST COMPANY

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


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